EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of LodgeNet Interactive Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of James G. Naro and Frank P. Elsenbast, and each or either one of them, acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign and file (i) a post-effective amendment to the Form S-3, Reg. No. 333-146522, filed on October 5, 2007, and to all Form S-8 Registration Statements previously filed by the Registrant (collectively, the “Registration Statements”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s Common Stock; (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Registration Statements, and (iii) any and all other documents to be filed with the Securities and Exchange Commission with respect to the securities covered by the Registration Statements, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 18th day of March, 2013.

/s/ Scott C. Petersen	/s/ J. Scott Kirby
Scott C. Petersen	J. Scott Kirby

/s/ Martin L. Abbott
Martin L. Abbott	Vikki Pachera

/s/ R. Douglas Bradbury
R. Douglas Bradbury	Thomas N. Matlack

Scott H. Shlecter